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                                                                    EXHIBIT 10.2

                        BINDVIEW DEVELOPMENT CORPORATION
                               STOCK OPTION PLAN



         1.01    Purpose.

         The purposes of this Stock Option Plan (the "Plan") are to: (1) closely associate the interests of certain key employees of BINDVIEW DEVELOPMENT CORPORATION (the "Company") with the shareholders by reinforcing the relationship between participants' rewards and shareholder gains; and (2) maintain competitive compensation levels.

         1.02    Administration.

                 (a) The Plan shall be administered by the Board of Directors of Company as constituted from time to time.

                 (b) The Board of Directors of Company shall have the authority, in its sole discretion and from time to time to:

                          (i)     designate the employees or classes of
employees eligible to participate in the Plan;

                          (ii)    grant options provided for in the Plan in
such form and amount as the Board of Directors of Company shall determine;

                          (iii)   impose such limitations, restrictions and
conditions upon any such option as the Board of Directors of Company shall deem appropriate; and

                          (iv)    interpret the Plan, adopt, amend and rescind
rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                 (c) Decisions and determinations of the Board of Directors of Company on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Board of Directors of Company shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted thereunder.

         1.03    Eligibility for Participation.

         Participants in the Plan shall be selected by the Board of Directors of Company from the employees of the Company who occupy responsible positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the number of shares, the Board





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of Directors of Company shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

         1.04    Aggregate Limitation on Awards.

         Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 100,000.

         1.05    Effective Date and Term of Plan.

                 (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock present in person or by proxy at a special meeting of shareholders of Company called for such purpose or on the date it is approved by a unanimous consent of shareholders signed by all shareholders of Company.

                 (b) No options shall be granted under the Plan after December 31, 2005 provided, however, that the Plan and all options granted under the Plan prior to such date shall remain in effect until such options have been exercised or terminate in accordance with the Plan and the terms of such options.

         2.01    Award of Stock Options.

         The Board of Directors of Company may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Board of Directors of Company may prescribe, grant to any participant in the Plan one or more stock options ("Stock Options") to purchase for cash the number of shares of Common Stock allotted by the Board of Directors of Company. To the extent permitted by law, the Stock Options are intended to qualify as incentive stock options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended. The date a Stock Option is granted shall mean the date selected by the Board of Directors of Company as of which the Board of Directors of Company allots a specific number of shares to a participant pursuant to the Plan.

         2.02    Stock Option Agreements.

         The grant of a Stock Option shall be evidenced by a written Grant of Stock Option Agreement, executed by the Company and by the holder of the Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Board of Directors of Company may from time to time determine.





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         2.03    Stock Option Price.

         The option price of Common Stock deliverable upon the exercise of a Stock Option shall be as stated in the written Grant of Stock Option Agreement.

         2.04    Term and Exercise.

         Each Stock Option granted hereunder shall be exercisable during the period set forth in the written Grant of Stock Option (the "option term"). No Stock Option granted hereunder shall be exercisable after the expiration of ten
(10) years from the date such option is granted. No Stock Option shall be exercisable after the expiration of its option term. A Stock Option granted hereunder shall only be treated as an incentive stock option to the extent that the aggregate fair market value of Common Stock with respect to which such Stock Option is exercisable for the first time in a calendar year does not exceed $100,000. To the extent that the aggregate value of Common Stock with respect to which the Stock Option is exercisable for the first time in such calendar year exceeds $100,000, such portion of the Stock Option shall not be treated as an incentive stock option. For purposes of this paragraph 2.04, the fair market value of any share of Common Stock shall be determined as of the time the Stock Option with respect to such Common Stock is granted.

         2.05    Death or Termination of Optionee.

         Upon the death of the optionee while still employed by Company or upon the termination of the optionee's employment with Company, any Stock Option exercisable on the date of death or termination may be exercised by the optionee or the optionee's estate, as the case may be, provided that such exercise occurs within both the remaining option term of the Stock Option and no later than twenty-four (24) months after the date of the optionee's death or the date of optionee's termination of employment with Company, whichever first occurs.

         2.06    Manner of Payment.

         Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash.

         2.07    Issuance of Shares.

         As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for





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such shares of Common Stock.  The optionee shall become a shareholder of the
Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

         3.01    General Restriction.

         Each option granted under the Plan shall be subject to the requirement that, if at any time the Board of Directors of Company shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the grantee of an option with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares of Common Stock thereunder, the exercise of such option may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of Company.

         3.02    Non-Assignability.

         No option granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such option shall be exercisable only by such person.

         3.03    Withholding Taxes.

         Whenever the Company proposes or is required to issue or transfer shares of Common Stock pursuant to the exercise of an option under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

         3.04    Right to Terminate Employment.

         Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such participant.

         3.05    Non-Uniform Determination.

         The Board of Directors' determinations under the Plan





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(including without limitation determinations of the persons to receive options, the form, amount and timing of such options, the terms and provisions of such options and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive options under the Plan, whether or not such persons are similarly situated.

         3.06    Rights as a Shareholder.

         The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         3.07    Definitions.

         In this Plan the following definitions shall apply:

                 (a) "Option" means a non-qualified Stock Option described herein.

                 (b) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a non-qualified Stock Option described herein.

         3.08    Leaves of Absence.

         The Board of Directors of Company shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Option. Without limiting the generality of the foregoing, the Board of Directors of Company shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and
(ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore granted to any recipient who takes such leave of absence.

         3.09    Newly Eligible Employees.

         The Board of Directors of Company shall be entitled to make such rules, regulations, determinations and grants as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan.

         3.10    Adjustments.

         In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Board of Directors of Company may appropriately adjust the number of shares of Common Stock which may be issued





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under the Plan, the number of shares of Common Stock subject to Options theretofore granted under the Plan, the option price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Board of Directors.

         3.11    Amendment of the Plan.

                 (a) The Board of Directors of Company may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify Options under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan.

                 (b) The Board of Directors of Company may at any time and from time to time terminate or modify or amend the Plan in any respect except that without shareholder approval the Board of Directors of Company may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 3.10), (ii) extend the period during which any Option may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect his or her rights under an Option previously granted to him or her.





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